Exhibit - 23.1


            CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm in the Registration
Statement (Form S-8) pertaining to Cincinnati Milacron 1997
Long-Term Incentive Plan of Cincinnati Milacron Inc. and to the incorporation by reference therein of our report dated
February 13, 1997, with respect to the consolidated financial statements and schedule of Cincinnati Milacron
Inc. included in its Annual Report (Form 10-K) for the year ended December 28, 1996, filed with the Securities and Exchange Commission.

                                   /s/ Ernst & Young LLP

                                   ERNST & YOUNG LLP





Cincinnati, Ohio
September 29, 1997